                                                                    Exhibit 1.1



                                 AGREEMENT AS TO
                             FILING OF SCHEDULE 13-G


         Pursuant to Rule 13d-2(f)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), each of the undersigned agree that the Schedule 13G to which this "Agreement as to Filing of Schedule 13G" is an exhibit is filed on behalf of each of the undersigned.



                                                            2/11/98
                                               --------------------------------
                                                             Date



                                                  /s/ Patrick R. Rutherford
                                               --------------------------------
                                                      Patrick R. Rutherford



                                               PRRTHAI, Inc.


                                               By:  /s/ Patrick R. Rutherford
                                                    ----------------------------
                                                        Patrick R. Rutherford
                                                              President